UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2004

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

2400 Louisiana Blvd., NE AFC Bldg. 5-600
Albuquerque, New Mexico 87110
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A amends and supplements the information filed under Item 5.02 that was previously reported under Item 7.01 in the original Form 8-K of SBS Technologies, Inc. filed with the Securities and Exchange Commission on December 17, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 17, 2004, SBS Technologies, Inc. (the Company) issued a press release announcing that Harold E. Kennedy has been appointed to its Board of Directors. In addition to joining the Board, Mr. Kennedy has been appointed a member of the company's Audit Committee and Corporate Governance and Nominating Committee. The appointment of Mr. Kennedy increases the number of independent directors on the SBS board to six, with two non-independent directors.

Mr. Kennedy's compensation for service as an independent director of SBS will be consistent with the compensation of the other independent directors as disclosed in the Company's 2004 proxy statement filed with the Securities and Exchange Commission on October 12, 2004.

The Company's independent directors are paid an annual retainer for service on the Board of $25,000 and receive an annual grant of restricted shares of SBS Common Stock, the number of shares to be determined by dividing $14,000 by the closing market price of SBS' Common Stock on the day prior to their election to the Board. The restricted shares vest one year from the date of grant and the trading restrictions will be removed equally over a three-year period. They also receive a meeting fee of $1,500 per Board meeting day, a meeting fee of $750 per Committee meeting, $1,000 per travel day for any Board or Committee meeting and are paid $500 for each meeting of the Board or any Committee held telephonically. All expenses incurred in connection with attending Board and Committee meetings are reimbursed.

In addition, each independent director receives an option for 11,500 shares of SBS' common stock upon election or appointment to the Board, and each year of service thereafter. This option consists of an option for 5,000 shares under the terms of the 1993 Director and Officer Stock Option Plan and an option for 6,500 shares under the terms of the 1998 or 2000 Long-Term Equity Incentive Plans. The exercise price of all such options is the market price of SBS' common stock on the grant date as provided in the respective plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: December 22, 2004